Consultancy agreement
Peabody Energy Australia Coal Pty Limited (Company)

Eric Ford (Consultant)

MinterEllison
L A W Y E R S

LEVEL 22 WATERFRONT PLACE 1 EAGLE STREET BRISBANE QLD 4000
AUSTRALIA DX 102 BRISBANE
T +61 7 3119 6000 F +61 7 3119 1000
www.minterellison.com

Consultancy agreement

Details    4
Agreed terms    5
1.    Defined terms & interpretation    5
1.1    Defined terms    5

2.    Engagement and term    6
2.1    Engagement    6

3.    Method of providing the Services    6
3.1    Provision of information    6
3.2    Reporting    6

4.    Consultant's obligations    6
4.1    Performance of agreement    6
4.2    Consultant's obligations    6
4.3    No authority    6

5.    Insurance    7

6.    Supply of services to others    7
6.1    General    7
6.2    Restrictions    7
6.3    Conflict of interest    7
6.4    Services to others    7

7.    Invoices and payment    7
7.1    Invoices    7
7.2    Form of invoices    7
7.3    Payment    7
7.4    Deductions    8

8.    Expenses    8

9.    Relationship    8
9.1    Independent Consultant    8
9.2    Not employee, agent or partner    8
9.3    Ability to assign    8

10.    Confidential Information    8
10.1    General    8
10.2    Use of Confidential Information    8
10.3    Assistance    9

11.    Intellectual property    9
11.1    Assignment    9
11.2    Waivers    9
11.3    Consents    9
11.4    Disclosure of Intellectual Property Rights    9

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 2

11.5    Further assurances    9
12.    Privacy    9
12.1    General    9
12.2    Use of personal information    9
12.3    Disclosure    9

13.    Termination of the agreement    10

14.    On and after termination    10
14.1    General    10
14.2    Accrued rights and remedies    10

Schedule 1 - Eric Ford    11

Schedule 2 Signing page    12

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 3

Details

Date

Parties

Name    Peabody Energy Australia Coal Pty Limited
ACN    001 401 663
ABN    61 001 401 663

Short form name    Company
Notice details    100 Melbourne Street, Brisbane QLD 4101
Facsimile: +61 7 3225 5555

Name    Eric Ford

Short form name    Consultant

Background

A    The Company requires the Services to be provided.

B    The Consultant has the expertise to provide the Services.

C	The Consultant has agreed to provide, and the Company has agreed to acquire, the Services in accordance with the terms of this agreement.

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 4

Agreed terms

1.    Defined terms & interpretation

1.1    Defined terms
In this agreement:

Company Property includes:

(a)    any property of any Group Member;

(b)
any document (including any form of electronic record) which includes any Confidential Information or which relates to the business of any Group Member or a customer or supplier of any Group Member; and

(c)    any property listed in Schedule 1

Confidential Information means information concerning any Group Member's business affairs, including its financial, accounting or marketing affairs which is regarded by the Group Member as confidential, including (without limitation) marketing and technical information, customer and supplier information, know-how, technology, operating procedures and business strategy, unless the information is in the public domain.

Group means the Company and its Related Bodies Corporate and Group Member means any member of the Group.

Intellectual Property Rights means all intellectual property rights, including but not limited to:

(a)    patents, copyright, registered designs, trade marks and any right to have confidential information kept confidential; and
(b)    any application or right to apply for registration of any rights referred to paragraph (a), created by the Consultant (whether before or after this agreement is signed), whether alone or with a third party in the course of or in connection with providing the Services.

Moral Rights means the following rights in respect of any Intellectual Property Rights:

(a)	the right of integrity of authorship (that is, not to have a work subjected to derogatory treatment);

(b)    the right of attribution of authorship of a work; and

(c)    the right not to have authorship of a work falsely attributed

(which are rights created by the Copyright Act 1968), and any other similar right capable of protection under the laws of any applicable jurisdiction.

Related Bodies Corporate has the meaning given to related body corporate by the Corporations
Act 2001 (Cth).

Services means the services described in Schedule 1 as varied by the Company from time to time.

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 5

2.    Engagement and term

2.1    Engagement
The Consultant's engagement under this agreement will commence on the date set out in Schedule 1 and, unless terminated sooner under clause 13, will conclude on the date set out in Schedule 1 (Term).

3.    Method of providing the Services

3.1    Provision of information
The Company must provide to the Consultant the information the Consultant reasonably requires to provide the Services.

3.2    Reporting
Work assignments will be initiated by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the President of Australia. The Consultant will report to the initiating officer in respect of each assignment. In providing Services related to a particular assignment the Consultant may work with other Peabody Energy Group employees as directed by the initiating officer.

4.    Consultant's obligations

4.1    Performance of agreement
The Consultant must:

(a)    use reasonable efforts to do all things necessary to give full effect to this agreement; and
(b)    refrain from doing anything that may hinder performance of this agreement.

4.2    Consultant's obligations
The Consultant must ensure that the Services are provided:
(a)    in accordance with this agreement;
(b)    with all due skill and care and to the best of his knowledge and expertise;
(c) in accordance with any directions given by any person nominated by the Company from time to time;
(d)    in compliance with all applicable laws; and
(e)    in a manner consistent with the Company's best interests.

4.3    No authority
The Consultant must not without the prior consent of the person nominated by the Company from time to time:

(a)	assume or create or attempt to assume or create, directly or indirectly, any obligation or liability on behalf of or in the name of any Group Member; and
(b) accept any engagement or carry out any activity if, in the opinion of the Company, doing so will adversely affect the Consultant's ability to supply the Services to the Company in accordance with this agreement.

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 6

5.    Insurance

The Consultant is responsible for obtaining and maintaining any insurances which the Consultant believes are necessary or appropriate in connection with the provision of Services. The Company does not indemnify the Consultant in relation to any liability incurred in the course of providing Services.

6.    Supply of services to others

6.1    General
Subject the remainder of this agreement, this agreement does not prevent or restrict the Consultant providing services the same or similar to the Services of any kind to any other person.

6.2    Restrictions
Despite clause 6.1, the Consultant must not provide services the same or similar to the Services to another person if in the opinion of an officer of the Company, doing so will adversely affect the Consultant's ability to provide the Services to the Company in accordance with this agreement or would be inconsistent with obligations which Mr Ford otherwise has under his prior employment contract with PEAC.

6.3    Conflict of interest
If the Consultant provides Services to a person other than the Company, and a conflict, or potential conflict, of interest arises as a result of the provision of the Services, then the Consultant must immediately disclose the conflict, or potential conflict, of interest to the Company and must resolve the conflict of interest as reasonably required by the Company.

6.4    Services to others
The Consultant must advise the Company of the nature of any arrangement under which the Consultant provides services of any kind to any other person. The Consultant must not accept any appointment to a Company Board of Directors without the approval of the Chairman and Chief Executive Officer. The Consultant's existing directorship of Compass Minerals Ltd in approved under this clause.

7.    Invoices and payment

7.1    Invoices
The Consultant must invoice the Company each month in respect of Services carried out in that month (Invoices).

7.2    Form of invoices
The Invoices must be in a form approved by the Company, and must comply with GST requirements (if applicable).

7.3    Payment
Subject to this clause 7 and provided the Consultant complies with this agreement:

(a)	the Company will pay the Consultant a gross fee calculated in accordance with Schedule 1 (Fees); and

(b)	the Fees will be paid by electronic funds transfer within 21days after the Company receives the Invoices.

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 7

7.4    Deductions
The Company will deduct from the Fees any amounts it is required by law to deduct, including tax if applicable.

8.    Expenses

The Company will pay for or reimburse the Consultant for the Consultant's reasonable travel and out-of-pocket expenses for the purposes of providing the Services, subject to:

(a) the Company approving the incurring of these expenses in advance; and
(b) the Consultant providing the appropriate receipts and tax invoices.
9.    Relationship

9.1    Independent Consultant
The Consultant acknowledges that he will provide the Services to the Company as an independent
Consultant.

9.2    Not employee, agent or partner
Nothing in this agreement constitutes a relationship of employer and employee, principal and agent or partnership between any Group Member and the Consultant.

9.3    Ability to assign
With the Company's consent and as long as at all times the Services continue to be carried out by the Consultant, the Consultant may assign the benefit of this Agreement to a Company controlled by him.

10.    Confidential Information

10.1    General
The Consultant must:

(a)	keep the Confidential Information confidential, except where disclosure is permitted under clause 10.2(b); and

(b)	take whatever measures are reasonably necessary to preserve such confidentiality, including:

(i)	complying with all security measures established to safeguard Confidential Information from access or unauthorised use;
(ii)    keeping Confidential Information under his control;

(iii)	not removing Confidential Information from the Company's premises without prior approval of the Company; and

(iv)	immediately notifying the Company if the Consultant suspects or is aware Confidential Information is being used, copied or disclosed without authorisation.
10.2    Use of Confidential Information
The Consultant may:
(a) only use Confidential Information for the sole purpose of providing the Services to the Company; and

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 8

(b)	disclose Confidential Information only as authorised by the Company.
10.3    Assistance
The Consultant must provide assistance reasonably requested by the Company in relation to any proceedings any Group Member may take against any person for unauthorised use, copying or disclosure of Confidential Information.

11.    Intellectual property

11.1    Assignment
During the Term of this Agreement the Consultant assigns to the Company all existing and future
Intellectual Property Rights.

11.2    Waivers
In so far as the Consultant is able, the Consultant unconditionally waives all Moral Rights that the Consultant may have in respect of any present or future works created by the Consultant, either alone or with others, in the course of or in connection with the Consultant providing the Services to the Company.

11.3    Consents
The Consultant unconditionally consents to any act or omission by the Company in relation to all works made, or to be made, by the Consultant (either alone or with others) in the course of providing the Services either on the Consultant's own account or in collaboration with others, which may otherwise be an infringement of the Consultant's Moral Rights.

11.4    Disclosure of Intellectual Property Rights
The Consultant must disclose all Intellectual Property Rights to the Company.

11.5    Further assurances
The Consultant must do all things reasonably requested by the Company to enable the Company to exploit and assure further the rights assigned, and consents given, under clause 11.

12.    Privacy

12.1    General
The Company will hold:
(a)    personal information about the Consultant; and

(b)	any personal information the Company collects about the Consultant during the time which the Consultant provides the Services, on its relevant database(s) and files.
12.2    Use of personal information
The Company will use the personal information the Consultant has provided for the purpose of administration and management of the Company's business.

12.3    Disclosure
The Consultant acknowledges that the Company may disclose the personal information to other Group Members or other organisations for the purpose of administration and management of the Company's business.

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 9

13.    Termination of the agreement

The Company may terminate this agreement:

(a)
at any time with immediate effect by paying the Consultant the balance of the fees he would have received for the Services if it had continued until the expiry of the Term on the basis of the minimum eight days per month commitment;

(b)	at any time with immediate effect and with no further payment if the Consultant:
(i)    provides Services in a way which is grossly negligent;

(ii)	does anything (whether or not in the course of providing Services) which is likely to cause any Group Member harm, including economic or reputational harm;

(iii)	engages in criminal behaviour or serious misconduct in the course of providing the Services.

14.    On and after termination

14.1    General
On and after termination of this agreement:

(a)    the Consultant must stop providing the Services;

(b)    the Company must pay the Consultant any amount due under this agreement;

(c)
the Consultant must return all Company Property (including records, files, notebooks, correspondence, and papers or documents (in machine readable form or otherwise)) in the possession or control of the Consultant;

(d)    the Consultant must not record any Confidential Information in any form; (e)    the Consultant's obligations under clauses 10 and 11 continue; and

(f)
as and when required by the Company, the Consultant must disclose any password, security access codes or other information used by the Consultant in the course of, or in connection, with the provision of the Services to the Company.

14.2    Accrued rights and remedies
Termination of this agreement will not affect any accrued rights or remedies either party may have.

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 10

Schedule 1 - Eric Ford

Clause 1.1	Services
The Consultant will be required to assist in platform wide projects including but not limited to:

(b)project development;
(c) advocacy; and
(d)organisational representation.

The Contactor will be required to perform the Services for up to 8 days per month.

The Consultant may perform the Services at a location away from the Company's offices.

Clause 1.1	Company Property
The Company will provide the following Company Property to the Consultant:

(a)Mobile phone; and

(b)iPad.

The Consultant will not be allocated an office or provided with any form of administrative or other support except as agreed from time to time.

Clause 2.1	Commencement Date	February 1, 2014
Clause 2.1	Expiry Date	December 31, 2014
Clause 7.3	Fee
The Consultant will be entitled to a gross fee of $25,000 (plus GST if applicable) per month for providing the Services (inclusive of any superannuation required to be remitted on behalf of the Consultant).

The Consultant will be entitled to the Fees irrespective of whether the Consultant is required to perform the Services for the full 8 days in any month.

If the Consultant is required in writing to perform services on more than 8 days in any month, he will receive a daily fee of $3,125 for each additional day.

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 11

Schedule 2 Signing page

EXECUTED as a agreement.

Signed for PEABODY ENERGY
AUSTRALIA COAL PTY LIMITED by an
authorised officer in the presence of	/s/ Gregory H. Boyce
Signature of officer

/s/ Denise M. Hipp
Signature of witness	Gregory H. Boyce

Denise M. Hipp
Name of witness (print)	Chairman and Chief Executive Officer
Peabody Energy Corp.

Signed by ERIC FORD in the presence of

/s/ Sharon Fiehler	/s/ Eric Ford
Signature of witness	Eric Ford

Sharon Fiehler
Name of witness (print)

MinterEllison | Ref: DCW 40-7752750                                Consultancy agreement | page 12